EXHIBIT 24.1

                                  CONSENT

                                    OF

                 ERNST & YOUNG LLP, INDEPENDENT AUDITORS

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-       ) and related Prospectus of
Canterbury Information Technology, Inc. for the registration of 1,200,000 shares of its common stock and to the incorporation by reference therein of our report dated February 26, 1999 (except for Notes 6 and 16, as to which the date is March 12, 1999), with respect to the consolidated financial statements of Canterbury Information Technology, Inc. included in its Annual Report (Form 10-K) for the year ended November 30, 1998, filed with the Securities and Exchange Commission.

/s/Ernst &Young LLP
Philadelphia, PA.
March 23, 1999